SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 10, 1997

                              TEARDROP GOLF COMPANY
             (Exact name of Registrant as specified in its Charter)

        Delaware                     0-29014                 52-105660
 (State or other juris-            (Commission             (IRS Employer
diction of incorporation)          File Number)            Identification
                                                               Number)

                   1080 Lousons Road, Union, New Jersey         07083
               (Address of principal executive office)       (Zip Code)

        Registrant's telephone number including area code: (908) 688-4445

                                 Not Applicable
         (Former name and former address, as changed since last report)


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Item 2.  Acquisition or Disposition of Assets

     On November 10, 1997, TearDrop Golf Company, a Delaware corporation (the "Company"), through its newly formed, wholly owned subsidiary currently named Tommy Armour Golf Company ("Tommy Armour"), acquired substantially all of the assets (the "Acquisition") of Tommy Armour Golf Company, a Delaware corporation (currently named TA Liquidation Corp.), Tommy Armour Golf (Scotland) Ltd. and the golf operations of USI Canada Inc., an Ontario corporation, (collectively, the "Sellers"). The Company acquired the assets for a purchase price consisting of (i) $10 million in cash (the "Cash Payment"), (ii) 100,000 shares of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") having a redemption value of $10,000,000 and (iii) 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Shares"), subject to certain post closing adjustments. A copy of the Asset Purchase Agreement (the "Asset Purchase Agreement") dated October 31, 1997 by and among the Company, the Sellers and USI American Holdings, Inc., a Delaware corporation and the sole stockholder of Tommy Armour Golf Company (currently named TA Liquidation Corp.), is incorporated herein by reference as Exhibit 10.25. At the time of the Acquisition, the Company elected John Raos, the President and Chief Operating Officer of US Industries, Inc., to a position on its Board of Directors. The Company intends to continue to use the acquired assets in connection with the manufacturing, marketing and distributing of the Armour(TM) line of golf clubs.

     The Series A Preferred Stock is entitled to cumulative dividends at 6% per annum for the first year after issuance, 7.5% per annum for the second year after issuance and 9% per annum thereafter, subject to certain increases if the Company is unable to comply with its obligations under the Registration Agreement described below. The Company is subject to certain restrictions with regard to the payment of dividends or distributions on other classes of stock. The Series A Preferred Stock is convertible into shares of Common Stock at any time at the rate of $7.50 per share, subject to adjustment under certain conditions. The Series A Preferred Stock shall rank with respect to dividends and with respect to distributions upon the liquidation, dissolution or winding up of the Company, senior to all classes or series of common stock, preferred stock or other securities of the Company. Holders of the Series A Preferred Stock shall not be entitled or permitted to vote except as otherwise required under Delaware law. However, the Certificate of Designation for the Series A Preferred Stock contains certain restrictions on the activities of the Company without the approval of holders of a majority of the shares of Series A Preferred Stock including, but not limited to, creating, authorizing or issuing any classes of stock that rank senior to or on a parity with the Series A Preferred Stock or certain capital transactions involving mergers, acquisitions or dispositions of a material nature, or taking such action as might adversely affect the rights of the holders of Series A Preferred Stock. In the event of a default by the Company on any of its obligations under the Certificate of Designation for the Series A Preferred Stock or under the Asset Purchase Agreement, then the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a single class, shall thereupon have the exclusive right to elect a majority of the Board of Directors at any annual or special meeting of stockholders or at a special meeting of holders of the Series A Preferred Stock. On November 10, 2002, the Company shall redeem from any source of funds legally available therefore, all of the shares of the Series A Preferred Stock then outstanding at a price of $100 per share of Series A Preferred Stock, subject to adjustment under certain conditions, plus any accrued and unpaid interest. The Certificate of Designation for the Series A Preferred Stock restricts the Company from entering into any agreement that would prohibit or restrict its ability to redeem the Series A Preferred Stock or pay dividends when due except under certain circumstances. In addition, the Company is required, in connection with the consummation of any public or private issuance or sale of debt or equity securities of the Company or any of its subsidiaries for cash or partially for cash, simultaneously with the receipt of the cash proceeds of such transaction, to apply 60% of the net cash proceeds therefrom to the pro rata redemption of then outstanding Series A Preferred Stock. A copy of the Certificate of Designation for the Series A Preferred Stock is incorporated by reference as
Exhibit 3.5.

     The Company obtained funds for the Cash Payment pursuant to a Loan and Security Agreement (the "Loan Agreement") between the Company and CoreStates Bank, N.A. ("CoreStates"), a copy of which is incorporated by reference as
Exhibit 10.27. Pursuant to the Loan Agreement, CoreStates has provided an $18 million revolving credit facility (the "Credit Facility") to the Company to finance the Acquisition and the Company's working capital and general corporate expenditures. The Company drew down $10 million under the Credit Facility to fund the Cash Payment. Funds extended pursuant to the Credit Facility accrue interest at the prime rate minus 1/2% or LIBOR plus 2% per annum. The Credit Facility is secured by substantially all of the assets of the Company, including the assets acquired in connection with the Acquisition. The Loan Agreement contains restrictions on certain of the Company's activities, including, but not limited to, the payment of dividends, redemption of securities and the sale of assets outside the ordinary course of the Company's business.

     The Company also entered into a Registration Agreement (the "Registration Agreement") pursuant to which the Company agreed to file a registration statement on Form S-3 with the


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Securities and Exchange Commission registering the sale of the Common Shares, the Series A Preferred Stock and the shares of the Company's common stock into which the Series A Preferred Stock are convertible and use its best efforts to have the Registration Statement declared effective no later than February 28, 1998. A copy of the Registration Agreement is attached hereto as Exhibit 10.26 and is incorporated herein by reference.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, the Registration Agreement, the Loan Agreement and the Certificate of Designation, copies of which are attached hereto as Exhibits, 10.25, 10.26, 10.27 and 3.5, respectively.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

     The historical financial statements of the business acquired will be filed by amendment as soon as practicable, but not later than 60 days after this report is required to be filed.

     (b)  Pro Form Financial Information.

     The pro forma financial information for the business acquired will be filed by amendment as soon as practicable, but not later than 60 days after this report is required to be filed.

     (c)  Exhibits.

          Exhibit No.        Description

          3.5 Certificate of Designation of Series A Cumulative Convertible Preferred Stock
          10.25              Asset Purchase Agreement
          10.26              Registration Agreement
          10.27              Loan and Security Agreement


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TEARDROP GOLF COMPANY


Dated:  November 24, 1997          By:     /s/ Rudy A. Slucker
                                      ----------------------------------
                                   Name:   Rudy A. Slucker
                                   Title:  President and Chief Executive Officer

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                                  EXHIBIT INDEX

          Exhibit No.         Description
          -----------         -----------

          3.5 Certificate of Designation of Series A Cumulative Convertible Preferred Stock
          10.25               Asset Purchase Agreement
          10.26               Registration Agreement
          10.27               Loan and Security Agreement